EXHIBIT 10.8

JOINDER TO STOCKHOLDERS AGREEMENT

THIS JOINDER TO STOCKHOLDERS AGREEMENT (this “Joinder”) is executed as of June 11, 2003, by and among Mettis Group Limited (“Mettis”), a corporation organized under the laws of England and Wales, Symmetry Medical Inc., a Delaware corporation (the “Company”), and Olympus/Symmetry Holdings LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company, the Investor and certain other stockholders of the Company are party to that certain Stockholders Agreement, dated as of October 18, 2000 (the “Stockholders Agreement”). Capitalized terms used but not defined herein have the meaning given to them in the Stockholders Agreement.

WHEREAS, pursuant to the terms of that certain Amended and Restated Stock Purchase Agreement, dated as of June 8, 2003, by and among Mettis, Mettis (UK) Limited, Pine Holdings Limited, Symmetry Medical International Inc. and the Company, Mettis will acquire certain shares of the capital stock of the Company on the date hereof.

WHEREAS, the Company desires to provide Mettis rights under the Stockholders Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Joinder. The parties hereto agree that, by and upon execution of this Joinder, Mettis shall be a party to the Stockholders Agreement, shall be a “Stockholder” (as defined in the Stockholders Agreement) and shall be entitled to the rights and benefits and subject to the duties and obligations of a Stockholder thereunder, as fully as if Mettis had been an original signatory thereto in such capacity. In addition, the definition of “Registrable Securities” in the Stockholders Agreement shall include the Stockholder Shares held by Mettis.

2.    Right of First Refusal. The parties hereto agree that the restrictions on Transfer set forth in Section 2 of the Stockholders Agreement shall not apply to a Transfer by Mettis that is in accordance with the terms of this Section 2 of this Joinder. In the event that Mettis proposes to Transfer Stockholder Shares (other than pursuant to paragraph 2(b), paragraph 3 or paragraph 6 of the Stockholders Agreement or pursuant to a Public Sale), Mettis shall give written notice (the “Transfer Notice”) to the Company and the Investor (the “Offerees”). The Transfer Notice shall disclose in reasonable detail the identity of the prospective transferees(s), the number of Stockholder Shares to be transferred and the terms and conditions of the proposed Transfer. Mettis will not consummate any Transfer until 45 days after the Transfer Notice has been given to the Offerees (the “Offer Period”), except pursuant to an Offeree purchase hereunder. The Company may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice of such election to Mettis within 30 days after the Transfer Notice has been given to the Company. If the Company has not elected to purchase all of the Stockholder Shares to be transferred, the Investor may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice of such election to Mettis within 45 days after the Transfer Notice has been given. If neither the Company nor the Investor elects to purchase all of the Stockholder Shares specified in the Transfer Notice, Mettis may transfer the Stockholder Shares specified in the Transfer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 60-day period immediately following the Offer Period. Any Stockholder Shares not transferred within such 60-day period will be subject to the provisions of this paragraph upon subsequent transfer. If the Offerees elect to purchase Stockholder Shares hereunder, the Transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to Mettis or its Permitted Transferree, but in any event within 15 days after the expiration of the Offer Period. The restrictions set forth in this Section 2 shall not apply with respect to any Transfer of Stockholder Shares by Mettis to a Permitted Transferee; provided that the obligations and restrictions contained in the Stockholders Agreement shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of the Stockholder Agreement affecting the Stockholder Shares so Transferred. Notwithstanding the foregoing, Mettis shall not avoid the provisions of this Section 2 by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee. In connection with any proposed transfer of Stockholder Shares by Mettis in accordance with this Section 2, the Company shall provide any prospective purchaser of such Stockholder Shares reasonable access to the properties, books and records of the Company upon reasonable advance notice and at no cost or expense to the Company; provided that such prospective purchaser executes and delivers a confidentiality agreement in form and substance reasonably satisfactory to the Company.

3.    Pre-Emptive Rights. If the Company authorizes the issuance or sale of any shares of capital stock of the Company or any of its Subsidiaries or any securities containing options or rights to acquire any such shares of capital stock (other than as a pro rata stock dividend on all outstanding shares of Common Stock) to the Investor or any of its Affiliates, the Company shall offer to sell to Mettis a number of shares equal to the product of the number of shares of such capital stock being issued and the quotient determined by dividing (1) the number of shares of Stockholder Shares held by Mettis by (2) the sum of the total number of shares of capital stock outstanding. Mettis shall be entitled to purchase such stock or securities at the price and on the terms as such stock or securities are to be offered to the Investor or its Affiliates, as the case may be. In order to exercise its purchase rights under this Section 3, Mettis must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment deliver a written notice to the Company describing its election hereunder. The provisions of this Section 3 shall terminate upon the consummation of a Qualified Public Offering.

4.    Permitted Transferee. For purposes of the Stockholders Agreement and this Joinder, each of 3i Group plc, Mayflower L.P., 3i Parallel Ventures L.P. and 3i UKIP II L.P. and their respective Affiliates will be deemed to be a Permitted Transferee of Mettis.

5.    Restrictions on Transfers by Investor. The provisions of the Stockholders Agreement, as amended by this Joinder, are intended to ensure that Olympus Growth Fund III, L.P., a Delaware limited partnership (“Olympus”), and Mettis are treated on par with each other and have the same rights and protections with respect to the Company, notwithstanding the fact that Olympus does not own any shares of the capital stock of the Company directly, but instead owns the substantial majority of Investor, which in turn owns shares of the capital stock of the Company. In general, the parties agree that neither Investor nor Olympus will be permitted to take any action that would cause Mettis to have any less protections or rights than it would have if Olympus owned its Stockholder Shares directly. To that end, the parties agree more specifically that (a) any Transfer of any of Investor’s membership interests (or any equity interests into to which those membership interests may be converted) will be deemed a Transfer of Investor’s Stockholder Shares, and which will be subject to the same restrictions (and subject to the same exceptions to such restrictions) as a Transfer of Investor’s Stockholder Shares, and (b) Investor will not permit any of its membership interests (or any equity interests into which those membership interests may be converted) to be registered under the Securities Act. Any action of Olympus that violates the general or specific provisions of this Agreement will be deemed a breach of this Agreement by Investor.

6.    Amendment and Waiver. For purposes of Section 18 of the Stockholders Agreement, the Stockholder Shares held by Mettis will be considered a sub-class of Stockholder Shares.

7.    Notices. For purposes of Section 24 of the Stockholders Agreement, notices to Mettis will be sent in accordance with the following instructions

Mettis Group Limited

Lowther Road

Sheffield, S6 2DR

United Kingdom

Attention: Paul Hardy

Telecopy: 011 44 114 281 4159

with a copy to:

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226

Attention: Patrick T. Duerr

Telecopy: (313) 465-7363

8.    Continuing Effect. Other than as modified in accordance with the foregoing provisions, the remaining terms of the Stockholders Agreement remain in full force and effect.

9.    Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

10.    Governing Law. All questions concerning the construction, validity and interpretation of this Joinder shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of Delaware.

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EXHIBIT 10.8

IN WITNESS WHEREOF, this Joinder has been entered into as of the date first above written.

METTIS GROUP LIMITED

By:    /s/ Paul Harvey

Name: Paul Harvey

Its: Director

SYMMETRY MEDICAL INC.

By:    /s/ James A. Conroy

Name: James A. Conroy

Its: Vice President

OLYMPUS/SYMMETRY HOLDINGS LLC

By:    /s/ James A. Conroy

Name: James A. Conroy

Its: President